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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                 April 22, 2004

                                   AETNA INC.
                                   ----------


             (Exact name of registrant as specified in its charter)


        Pennsylvania                     1-16095                  23-2229683
----------------------------     ------------------------    ------------------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
of incorporation)                                            Identification No.)


151 Farmington Avenue
Hartford, Connecticut                                               06156
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(Address of principal executive offices)                          (Zip Code)


                                 (860) 273-0123
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)





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Item 11.  Temporary Suspension of Trading Under Registrant's Employee Benefit
          Plans

This 8-K relates solely to an administrative matter concerning Aetna's employee 401(k) plan. The Aetna 401(k) Plan will be changing record keepers effective June 1, 2004. To implement this change administratively, participants in the plan will be temporarily unable to engage in certain plan transactions. This "blackout" period is expected to begin as of 4:00 p.m., EST on May 21, 2004 and is expected to end at 9:00 a.m. EST on June 2, 2004. During this blackout period participants will be unable to take new loans or other distributions from the plan, and, for a portion of this period, direct or change investments in the plan, including any investments in the Aetna Common Stock Fund.

During this blackout period, Section 306(a) of the Sarbanes Oxley Act prohibits Aetna directors and executive officers from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring Aetna Inc. common stock, par value $.01 per share.

The 401(k) Plan mailed notice of the black out dates to Aetna and 401(k) plan participants on April 19, 2004. Aetna is notifying its directors and executive officers of relevant trading restrictions contemporaneously with this filing. Inquiries from 401(k) plan participants regarding the blackout should be directed to Aetna Human Resources Services, 1-800-238-6247, 151 Farmington Avenue, Hartford CT 06156. Any inquiries from investors should be directed to David W. Entrekin, Vice President, Investor Relations, 860-273-7830, and from the media or others should be directed to Roy E. Clason, 860-273-7392, each of whom's address is also at Aetna, 151 Farmington Ave. Hartford CT 06156.







                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AETNA INC.



Date: April 22, 2004                        BY:  /s/ Ronald M. Olejniczak
                                            -----------------------------------
                                            Name: Ronald M. Olejniczak
                                            Title: Vice President and
                                            Controller